United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2025

CADRE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40698	38-3873146
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

13386 International Pkwy
Jacksonville, Florida	32218
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 741-5400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001	CDRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 15, 2025, Cadre Holdings, Inc. (the “Company”) and Zircaloy Holdings, LLC (the “Buyer”), a subsidiary of the Company, entered into a Share Purchase Agreement (the “Purchase Agreement”) with Carr’s Group Plc (the “Seller”) pursuant to which the Seller agreed to sell all of the issued and outstanding shares (the “UK Target Shares”) of Carr’s Engineering Limited, a subsidiary of the Seller (the “UK Target”), and all of the issued and outstanding shares (the “US Target Shares” and together with the UK Target Shares, the “Shares”) of Carr’s Engineering (US), Inc., a subsidiary of the Seller (the “US Target” and together with the UK Target, the “Targets”). The Targets are engaged in the business of providing engineering solutions, including manufacturing and technical services, to clients across sectors such as nuclear, defense, and energy (the “Business”). The Company has agreed to guarantee the obligations of the Buyer under the Purchase Agreement. Capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Purchase Agreement.

Under the terms of the Purchase Agreement, the Buyer has agreed to purchase all of the Shares with full title guarantee free from any security interests, options, equities, claims or other third-party rights, together with all accrued benefits and rights attached thereto, for a purchase price of £75,000,000 or approximately $91,500,000 (based on the exchange rates in effect as of the signing of the Purchase Agreement), subject to adjustment, as calculated pursuant to the Purchase Agreement (the “Consideration”), with such Consideration to be apportioned between the UK Target Shares and the US Target Shares as agreed between the Seller and Buyer and paid in cash upon the closing of the purchase and sale of the Shares, in accordance with the Purchase Agreement.

The Purchase Agreement includes customary (a) representations and warranties of the parties, (b) covenants, including covenants with respect to actions to be taken prior to the closing, including, among others, that the Targets conduct and operate the Business in the ordinary course consistent with past practice until the closing of the transaction and not engage in certain kinds of activities or transactions during such period, and (c) indemnities.

The Buyer has obtained a conditionally bound warranty and indemnity insurance policy that will provide coverage for certain losses incurred as a result of inaccuracies or breaches of certain representations and warranties of the Seller contained in the Purchase Agreement, provided that the recovery under such policy is subject to certain exclusions, policy limits and certain other terms and conditions, all as more fully described in the Purchase Agreement. The Seller shall not have any liability in respect of any such inaccuracies or breaches (or any losses or liabilities resulting therefrom), other than by reason of any fraud or fraudulent misrepresentation by the Seller.

The obligations of the parties to consummate the transaction are subject to the satisfaction or waiver of customary closing conditions, including (a) the absence of any judgment, decree, or order issued or other action taken by any governmental or regulatory body that would prohibit or prevent the performance or completion of the Purchase Agreement or any transactions contemplated therein, (b) the accuracy of the Warranties of the Parties as of the Completion Date, (c) the obtaining or deemed obtaining of requisite governmental notifications under applicable laws; (d) the satisfaction of all Regulatory Conditions and (e) the fulfillment of other customary closing conditions.

The Purchase Agreement provides that if all of the conditions under the Purchase Agreement, excluding those that have been waived in accordance with the terms of the Purchase Agreement, have not been fulfilled by August 31, 2025 (or such later date as agreed to by the parties) then the Purchase Agreement shall terminate as of such date.

No assurances can be given that the transactions contemplated by the Purchase Agreement will be consummated. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference.

The Purchase Agreement included as an exhibit to this Report is intended to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Buyer, the Seller, the Targets or any of their respective subsidiaries or affiliates and/or their respective businesses. The representations, warranties and undertakings contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to that agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to that agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and undertakings or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Buyer, the Seller, the Targets or any of their respective subsidiaries or affiliates and/or their respective businesses. Moreover, information concerning the subject matter of the representations, warranties and undertakings may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit	Description

2.1	Share Purchase Agreement, by and among, Cadre Holdings, Inc., Zircaloy Holdings, LLC and Carr’s Group Plc, dated January 15, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2025

CADRE HOLDINGS, INC.

By:	/s/ Blaine Browers
Name: Blaine Browers
Title: Chief Financial Officer